UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Larimar Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36510	20-3857670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Bala Plaza East
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 511-9056

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	lrmr	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 15, 2023, Larimar Therapeutics, Inc. (the “Company”) announced its financial results and operational highlights for the first quarter ended March 31, 2023. A copy of the Press Release (as defined in Item 8.01 below) is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Press Release

On May 15, 2023, the Company issued a press release announcing preliminary top-line data from its phase 2 trial’s 25 mg cohort showing increases in frataxin levels in patients with Friedreich’s ataxia and first quarter 2023 financial results (the "Press Release"), which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Presentation

On May 15, 2023, the Company posted on its website an updated slide presentation, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the presentation in various meetings with investors, analysts and other parties from time to time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document
99.1	Press Release issued by Larimar Therapeutics, Inc. on May 15, 2023*
99.2	Larimar Therapeutics, Inc. Corporate Presentation, dated May 15, 2023*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

Date:	May 15, 2023	By:	/s/ Carole S. Ben-Maimon, M.D.
Name: Carole S. Ben-Maimon, M.D. Title: President and Chief Executive Officer